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                                                                     EXHIBIT 4.1



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                             GREY GLOBAL GROUP INC.,

                                 WPP GROUP plc,

                            ABBEY MERGER CORPORATION,

                                       and

                    AMERICAN STOCK TRANSFER & TRUST COMPANY,

                                   as Trustee

                           --------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                          Dated as of February 28, 2005

                             To the Indenture dated
                             as of October 28, 2003

           5% Contingent Convertible Subordinated Debentures due 2033


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                          FIRST SUPPLEMENTAL INDENTURE

      FIRST SUPPLEMENTAL INDENTURE, dated as of February 28, 2005 (this "FIRST SUPPLEMENTAL INDENTURE") among WPP GROUP PLC, an English public limited company ("WPP"), ABBEY MERGER CORPORATION, a Delaware corporation and wholly owned subsidiary of WPP ("ABBEY"), GREY GLOBAL GROUP INC., a Delaware corporation ("GREY"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a trust company organized under the laws of the State of New York, as trustee (the "TRUSTEE"). All capitalized terms used herein without definition shall have the meanings specified in the Indenture referred to below, unless otherwise specified.

                                   WITNESSETH:

      WHEREAS, Grey has heretofore executed and delivered to the Trustee an Indenture, dated as of October 28, 2003, pursuant to which Grey issued 5% Contingent Convertible Subordinated Debentures due 2033 in the aggregate principal amount of $150,000,000, convertible under certain circumstances into shares of common stock, par value $0.01 per share, of Grey;

      WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of September 11, 2004, by and among WPP, Abbey and Grey (as amended, the "MERGER AGREEMENT"), Grey will be merged with and into Abbey (the "MERGER"), with Abbey being the surviving corporation in the Merger and remaining as a wholly owned subsidiary of WPP, and pursuant to the Merger, each outstanding share of Common Stock and each share of Limited Duration Class B Common Stock, par value $0.01 per share, of Grey will be converted into the right to receive merger consideration in the form of cash or WPP shares in accordance with the terms of the Merger Agreement;

      WHEREAS, pursuant to Sections 5.01 and 5.02 of the Indenture, in connection with the Merger, Abbey is expressly assuming, from and after the Effective Time (as defined below), all of Grey's obligations as the "COMPANY", including the payment of the principal of, and interest on, the Debentures and the performance of the other covenants under the Indenture;

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Indenture and the Debentures may be amended or supplemented without the consent of any Holder of Debentures to provide for the assumptions of Grey's obligations by a successor pursuant to Article 5 of the Indenture, or to make any change that would provide any additional rights or benefits to the Holders of the Debentures or that does not adversely affect the rights of any Holder of the Debentures;
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      WHEREAS, in accordance with Sections 5.01 and 5.02 of the Indenture, pursuant to Article 2 of this First Supplemental Indenture, Abbey is expressly assuming, from and after the Effective Time, all of Grey's obligations as the "Company" under the Indenture, including the obligations to make payment of the principal of, and interest on, the Debentures and the performance of the other covenants under the Indenture, and from and after the Effective Time, Abbey shall be deemed the "Company" for all purposes under the Indenture and the Debentures;

      WHEREAS, pursuant to Article 3 of this First Supplemental Indenture, WPP is becoming, from and after the Effective Time, a co-obligor, jointly and severally with the Company, of substantially all of the obligations of the Company under the Indenture, and in connection with WPP so becoming a co-obligor and pursuant to Article 4 of this First Supplemental Indenture, the Indenture is being amended to remove, from and after the Effective Time, the right under
Section 3.11(b) of the Indenture to satisfy the change of control payment obligation by delivery of securities;

      WHEREAS, in connection with the execution and delivery of this First Supplemental Indenture, the Trustee has received an Officers' Certificate and an Opinion of Counsel as contemplated by Sections 7.02, 9.06 and 12.04 of the Indenture; and

      WHEREAS, all other acts necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument and all of the conditions and requirements set forth in the Indenture in relation to this First Supplemental Indenture have been performed and fulfilled, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized.

      NOW THEREFORE, the parties have executed and delivered this First Supplemental Indenture, and each of Abbey, WPP, Grey and the Trustee hereby agrees for the other parties' benefit, and for the equal and ratable benefit of the Holders, as follows:

                                   ARTICLE 1

                                   DEFINITIONS

      Section 1.01 of the Indenture is hereby amended by inserting the following new definitions in appropriate alphabetical order:

      "ABBEY" means Abbey Merger Corporation and any and all successors thereto.

      "CO-OBLIGATION" means the obligations of WPP pursuant to Section 2.14 hereunder.


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      "EFFECTIVE TIME" means the time at which the Merger becomes effective in accordance with the Delaware General Corporation Law.

      "GREY" means Grey Global Group Inc.

      "MERGER" means the merger pursuant to the Merger Agreement.

      "MERGER AGREEMENT" means the Agreement and Plan of Merger, dated as of September 11, 2004, by and among WPP, Abbey and Grey, as amended.

      "WPP" means WPP Group plc, and any and all successors thereto.

                                   ARTICLE 2

                            ABBEY AGREEMENT TO ASSUME

      Abbey hereby expressly assumes, from and after the Effective Time, all of Grey's obligations as the "Company" under the Indenture and the Debentures, including the obligations to make payment of the principal of, and interest and Additional Amounts, if any, on, the Debentures and the performance of the other covenants under the Indenture. From and after the Effective Time, Abbey shall be substituted for and deemed the "Company" for all purposes under the Indenture and the Debentures, and from and after the Effective Time, may exercise every right and power of the Company under the Indenture with the same effect as if Abbey had been named as the Company in the Indenture.

                                   ARTICLE 3

                             ADDITION OF CO-OBLIGOR

      A new Section 2.14 is hereby added to the Indenture as follows:

      "Section 2.14. Co-Obligation.

      (a) WPP hereby fully, unconditionally and irrevocably assumes and agrees to perform and discharge, jointly and severally with the Company, from and after the Effective Time, the due and punctual payment of the principal of and interest and Additional Amounts, if any, on, all of the Debentures on the dates and in the manner provided in this Indenture and in the Debentures and the performance or observance of every other covenant of this Indenture and the Debentures on the part of the Company to be performed or observed. The obligations of WPP under this Section 2.14 are primary and not merely those of a surety. WPP shall be bound by, and shall observe and perform, the terms of this Indenture, from and


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      after the Effective Time, as if all references in this Indenture and the
      Debentures to the "COMPANY" were to WPP and the Company, jointly and severally. Notwithstanding the foregoing, WPP shall not be bound by, and shall not be required to observe or perform, Article 10 of this Indenture,
      Section 14 of the Debentures or Sections 4.07, 5.01 or 5.02 of the Indenture, and references to the Company contained in, or in any defined term, to the extent used in Article 10 of this Indenture or Section 14 of the Debentures, Sections 4.07, 5.01 or 5.02 of the Indenture shall not be deemed references to WPP.

      (b) Subject to Section 2.14(c), from and after the Effective Time, WPP shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a legal entity organized under the laws of any of the United Kingdom or any jurisdiction thereof, any jurisdiction included from time to time in the European Union or the United States, any State thereof or the District or Columbia. Nothing in this Indenture or in any of the Debentures shall prevent WPP from converting under applicable law from one type of entity organized under the law of any of the United Kingdom or any jurisdiction thereof, any jurisdiction included from time to time in the European Union or the United States, any State thereof or the District or Columbia to another type of entity organized under the law of any such jurisdiction (and such conversion shall not be deemed to constitute a consolidation, merger or a conveyance, transfer, sale or lease of property or assets for purposes of this Indenture).

      (c) From and after the Effective Time, WPP shall not consolidate with or merge into any other Person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person, unless the Person formed by such consolidation or into or with which WPP is merged or the Person to which WPP's properties and assets are conveyed, transferred, sold or leased, is a legal entity organized and existing under the laws of the United Kingdom or any jurisdiction thereof, any jurisdiction included from time to time in the European Union or the United States, any State thereof or the District or Columbia and, if other than WPP, has expressly assumed all of WPP's obligations, including the payment of the principal of, and interest on, the Debentures and the performance of the other covenants under Article 4 of this Indenture (and a supplemental indenture providing for the assumption of WPP's obligations to the Holders of the Debentures by a successor to WPP pursuant to this
      Section 2.14(c) shall not require the consent of any Holder). Upon any consolidation, merger, or any conveyance, transfer, sale or lease of WPP's properties and assets after the Effective Time in accordance with the prior sentence, the successor Person formed by such consolidation, merger, conveyance, transfer, sale or lease shall be substituted for (so that from and after the date of such consolidation, merger,

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      conveyance, transfer, sale or lease, the provisions of this Indenture referring to "WPP" shall refer instead to the successor Person and not to
      WPP), and may exercise every right and power of WPP under this Indenture with the same effect as if such successor Person had been named as WPP herein; provided that WPP shall not be relieved from the obligation to pay the principal of and interest on the Debentures except in the case of a consolidation, merger, conveyance, transfer, sale or lease of WPP's assets that meets the requirements of the prior sentence hereof.

      (d) From and after the Effective Time, WPP shall be subrogated to all rights of the Holders of the Debentures against the Company in respect to any amounts paid to such Holders by WPP pursuant to the provisions of this
      Section 2.14; provided, however, that WPP shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of and premium, if any, and interest, and Addition Amounts, if any, on all Debentures then due and payable shall have been paid in full.

      (e) From and after the Effective Time, the Co-Obligation shall be a valid obligation of WPP with respect to each Debenture heretofore or hereafter authenticated or delivered under this Indenture."

                                   ARTICLE 4

                                  AMENDMENTS TO
                     SECTIONS 3.11 and 3.13 OF THE INDENTURE
                    AND RELATED PARAGRAPH 6 OF THE DEBENTURES

      Section 4.01 Amendment to Section 3.11(a). Effective from and after the Effective Time, Section 3.11(a) of the Indenture is hereby deleted in its entirety and replaced with the following:

      "(a) If at any time that Debentures remain outstanding there shall have occurred a Change of Control, Debentures shall be repurchased by the Company, at the option of the Holder thereof, at a purchase price in cash (the "CHANGE OF CONTROL REPURCHASE PRICE") equal to 100% of the principal amount of the Debentures to be purchased plus accrued and unpaid interest (including Additional Amounts, if any), thereon, up to but not including the date (the "CHANGE OF CONTROL REPURCHASE DATE") fixed by the Company that is no later than the 30th business day after the date the Company Change of Control Offer Notice is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.11(d); provided that if the Change of Control Repurchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest and Additional Amounts, if any, will be payable to the Holders in

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whose names the Debentures are registered at the close of business on the relevant record date."

      Section 4.02 Amendment to Section 3.11(b).

      Effective from and after the Effective Time, Section 3.11(b) of the Indenture is hereby deleted in its entirety and replaced with "[Intentionally Omitted]."

      Section 4.03 Amendment to Section 3.13. Effective from and after the Effective Time, Section 3.13 of the Indenture is hereby deleted in its entirety and replaced with the following:

      "Prior to the close of business (New York City time) on the business day prior to the Change of Control Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (in immediately available funds if deposited on such business day) sufficient to pay the aggregate Change of Control Repurchase Price together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any) thereon, to but not including the Change of Control Repurchase Date of all the Debentures or portions thereof which are to be purchased as of the Change of Control Repurchase Date.

      If the Paying Agent holds money sufficient to pay the Change of Control Repurchase Price of the Debentures on the business day following the Change of Control Repurchase Date, then, on and after such date: (a) the Debentures will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Paying Agent); and (b) all other rights of the Holders will terminate (other than the right to receive the Change of Control Repurchase Price upon transfer or delivery of the Debentures)."

      Section 4.04 Amendment to Paragraph 6 of the Debentures. Effective from and after the Effective Time, Paragraph 6 of the Debentures is hereby deleted in its entirety and replaced with the following:

      "6. PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL. At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Debentures held by such Holder after the occurrence of a Change of Control of the Company for a Change of Control Repurchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, up to but not including the Change of Control Repurchase Date (provided that, if the

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Change of Control Repurchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, accrued but unpaid interest will be payable to the Holders in whose names the Debentures are registered at the close of business on the relevant record date). Holders have the right to withdraw any Holder Change of Control Acceptance Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      If cash sufficient to pay the Change of Control Repurchase Price on all Debentures or portions thereof to be purchased as of the Change of Control Repurchase Date is held by the Paying Agent on the Business Day prior to the Change of Control Repurchase Date, interest (including Contingent Interest and Additional Amounts, if any) shall cease to accrue on such Debentures (or portions thereof) as of such Change of Control Repurchase Date, (whether or not book-entry transfer of the Debentures has been made or the Debentures have been delivered to the Paying Agent) and the Holder thereof shall have no other rights as such other than the right to receive the Change of Control Repurchase Price upon surrender of such Debenture."

                                   ARTICLE 5

                                  MISCELLANEOUS

      Section 5.01 Binding Agreement; Assignments. Whenever in this First Supplemental Indenture any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

      Section 5.02 Relation to Indenture. This First Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been originally set forth in the Indenture. The Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with its terms and provisions. The Indenture and this First Supplemental Indenture shall be read, taken and construed together as one instrument. Abbey shall deliver to the Trustee a written notice of the Effective Time promptly upon the occurrence thereof.

      Section 5.03 Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

      Section 5.04 Governing Law. This First Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.


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      Section 5.05 Effectiveness. This First Supplemental Indenture shall be effective as of the date first set forth above.

      Section 5.06 Trustee. The recitals contained herein shall be taken as the statements of Abbey, WPP and Grey, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.


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      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental
Indenture to be duly executed as of the day and year first above written.

                                    GREY GLOBAL GROUP INC.


                                    By:/s/ Steven G. Felsher
                                       ------------------------------
                                       Name:  Steven G. Felsher
                                       Title: Vice Chairman

                                    ABBEY MERGER CORPORATION


                                    By:/s/ Kevin Farewell
                                       -------------------------------
                                       Name:  Kevin Farewell
                                       Title: Secretary

                                    WPP GROUP PLC


                                    By:/s/ Paul Richardson
                                       -------------------------------
                                       Name:  Paul Richardson
                                       Title: Group Finance Director


                                    AMERICAN STOCK TRANSFER & TRUST
                                    COMPANY, as Trustee


                                    By:/s/ Herbert Lemmer
                                       -------------------------------
                                       Name:  Herbert Lemmer
                                       Title: Vice President


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